Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2019, in Amendment No.1 to the Registration Statement (Form F-1 No.333-229907) of Genfit S.A. dated February 27, 2019 for the registration of ordinary shares.

/s/ Ernst & Young et Autres

Paris, France

March 14, 2019